UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

New America Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-254243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd., Ste D#138

Las Vegas, NV 89103

(Address of Principal Executive Offices)

(800) 508-6149

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Effective August 19, 2013, Mr. Rick Walchuk assigned to Mr. Jeffrey M. Canouse 13,209,923 shares (the “Assigned Shares”) of the issued and outstanding common stock of New America Energy Corp., a Nevada corporation (the “Company”), pursuant to that certain assignment agreement by Mr. Walchuk in favor of Mr. Canouse and agreed and acknowledged by the Company (the “Assignment Agreement”). In connection with Mr. Walchuk’s entering into the Assignment Agreement, the Company and Mr. Walchuk entered into that certain letter agreement granting to Mr. Walchuk certain make-whole rights with respect to 3,998,410 shares of common stock of the Company owned by Mr. Walchuk.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2013, pursuant to the unanimous written consent of the Board of Directors of the Company Jeffrey M. Canouse was elected as Chief Executive Officer and Director of the Company, and simultaneously therewith, Rick Walchuk resigned from his positions as Chief Executive Officer and Director, and all other positions with the Company and immediately prior to such resignation, there was no officer or director of the Company other than Mr. Walchuk. Mr. Walchuk informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director and Chief Executive Officer

Effective August 19, 2013, pursuant to the unanimous written consent of the Board of Directors of the Company, Jeffrey M. Canouse was elected as Chief Executive Officer and Director of the Company.

The relevant business experience of Mr. Canouse is as follows:

Jeffrey M. Canouse, age 39, Director and Chief Executive Officer

Mr. Jeffrey M. Canouse, age 39, has over eighteen years of experience in the financial industry, including 13 years’ experience in senior management. Previously, he had been involved in various companies in the investment industry, holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital (collectively, the “Carey Companies”), a boutique investment banking firm that assisted in arranging financing. During his time with the Carey Companies, Mr. Canouse was personally responsible for sourcing new corporate clients, delivering presentations to institutional investors, structuring terms and working with counsel to effectuate closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance.

Family Relationships

Mr. Canouse does not have a family relationship with any of the current officers or directors of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation from Rick Walchuk, dated August 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

Date: August 23, 2013	By:	/s/ Jeffrey M. Canouse
	Name:	Jeffrey M. Canouse
	Title:	Chief Executive Officer